Exhibit 2.27

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this "Agreement") is dated as of August 1 2014, entered into and between:

1. NewLead Holdings Ltd., organized under the laws of Bermuda (the "Company"),

and

2. Oppenheim & Co. Limited established in the Channel Islands (the "Holder").

(Jointly the Parties and singly the Party)

Preliminary Statement

WHEREAS, the Company and the Holder have entered into a Remuneration Agreement dated May 12, 2014, whereby the Company has agreed to pay the Holder as consideration for its services, a Success Fee of 8% (eight percent) of the Transaction Value in Company's common stock.

WHEREAS, the Success Fee in the amount of ***USD2,220,000*** was settled with the issuance of *32,267,442* Company's shares on May 13th, 2014 (hereinafter the "Success Shares").

WHEREAS, the current value the Success Shares is USD9,680.25 (United States Dollars nine thousand six hundred eighty and twenty five) the Holder has now suffered a deficit of USD2,190,319.75 (United States Dollars two million one hundred ninety thousand three hundred nineteen and seventy five) (hereinafter the "Deficit").

WHEREAS, the Company desire to issue and the Holder desire to accept a 10% Convertible Note of the Company in the form attached hereto as Exhibit A, for the amount up to USD2,190,319.75 (United States Dollars two million one hundred ninety thousand three hundred nineteen and seventy five), convertible into shares of common stock at terms and conditions as agreed therein (hereinafter the "Note") in exchange of the *Deficit*.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

1. Securities Exchange.

(a) Upon the following terms and subject to the conditions contained herein, and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Note shall be executed at an even date of this Agreement

(b) The closing under this Agreement (the "Closing") shall take place at the Company's offices upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

(c) At the Closing, the Company shall deliver the original copy of the Note to the Company.

(d) Upon fulfillment of the representations, conditions and warranties as set forth in this Agreement, the Remuneration Agreement shall be considered as null and void.

2. Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:The Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) The Holder has the full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) The Holder understands and acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is aware that the Company is under no obligation to effect any such registration with respect to the Securities or to file for or comply with any exemption from registration. The Holder has not been formed solely for the purpose of making this investment. The Holder is and will be acquiring the Securities for the Holder's own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(d) The Holder acknowledges that the Securities will contain a restrictive legend in substantially the following form:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(e) The Holder has (i) been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Securities; (ii) had the opportunity to ask questions concerning the Securities; (iii) had the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Securities; and (4) such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of its investment in the Company and to make an informed investment decision relating thereto.

(f) The Holder is not receiving the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note free and clear of all rights and Encumbrances (as defined below). The Holder has full power and authority to transfer and dispose of the Note free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire the Note. "Encumbrances" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(h) Except as may be disclosed in any filings by the Holder with the Securities and Exchange Commission, Holder has not agreed to act with any other holder of any Company securities for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Securities and Exchange Act of 1934, as amended, and Holder is acting independently with respect to its investment in the Securities. The decision of the Holder to purchase Securities pursuant to this Agreement has been made by Holder independently of any other person and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries which may have been made or given by any other person or by any agent or employee of any other person, and no person or any of its agents or employees of such person shall have any liability to Holder (or any other person) relating to or arising from any such information, materials, statements or opinions.

(i) The Holder understands that the exemption of this transaction from registration under applicable federal and state securities laws is dependent on the accuracy of the foregoing representations and warranties.

3. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:The Company is a corporation duly organized, validly existing and in good standing under the laws of Bermuda and has all the requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) The Company has the full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) The Securities, when issued, sold and delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and based in part upon the accuracy of the representation and warranties of the Holder in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

(d) None of the execution, delivery and performance by the Company of this Agreement and compliance with the terms and provisions hereof or the consummation of the transactions contemplated hereby will (i) contravene any applicable provision of any applicable law of any governmental authority[1], (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the

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property or assets of the Company pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage or deed of trust, or any other contractual obligation to which the Company is a party or by which it or any of its property or assets is bound or (iii) violate any provision of the organization documents of the Company, except in the case of clauses (i) and (ii), for any such violations, conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(e) The delivery and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of Holder's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

4. Conditions Precedent to the Obligation of the Company to Issue the Securities.

The obligation hereunder of the Company to issue and deliver the Securities to the Holder is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) The Holder shall have executed and delivered this Agreement.

(b) The Holder shall have delivered the original copy of the Note.

(c) The Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.

(d) Each of the representations and warranties of the Holder in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of such date.

5. Conditions Precedent to the Obligation of the Holder to Accept the Securities. The obligation hereunder of the Holder to accept the Securities is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for Holder's sole benefit and may be waived by Holder at any time in its sole discretion.

(a) The Company shall have executed and delivered this Agreement.

(b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects (except for those

representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

6. Value of Securities.

(a) Upon the earlier of (i) the date of the final sale of all of the Securities by the Holder and (ii) the five years anniversary of this Agreement (either such date, the "Measurement Date"), if the aggregate gross proceeds from the sale of the Securities by the Holder is less than USD2,190,319.75 (United States Dollars two million one hundred ninety thousand three hundred nineteen and seventy five) (any such deficit referred to herein as the "True-Up Amount") as evidenced by brokerage statements for such sales; *provided, however*, that if the sale price is not reasonably related to the trading price on the sale date, such sale shall be deemed to have occurred at the highest price at which shares of Common Stock were traded on such date of sale, then the Company shall pay the True-Up Amount to the Holder, in cash, shares of Common Stock or a combination thereof, at the Company's sole option, by no later than fifteen (15) days after the Measurement Date. If the True-Up Amount is to be paid in shares of Common Stock, then the per share price of such shares shall be equal to the Closing Price (as defined below), as adjusted for any stock splits or stock dividends. Notwithstanding the foregoing, if the True-Up Amount is to be paid in shares of Common Stock, in no event shall the aggregate number of shares of Common Stock issued pursuant to this Agreement exceed 4.99% of the Company's shares of Common Stock outstanding at the time of such issuance. The Holder shall notify the Company immediately in writing of the date of final sale of all of the Securities by the Holder. "Closing Price," means the closing price for the trading day immediately prior to (but not including) the Measurement Date, provided the Common Stock is then listed or quoted on any national securities exchange, market or trading or quotation facility (a "Trading Market").

(b) If the Company elects to pay the True-Up Amount in shares of Common Stock pursuant to Section 6(a), the Holder shall be deemed to be the holder of record of the shares of Common Stock to be issued as of the Measurement Date, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not then have been actually delivered to the Holder.

(c) The issuance of any shares of Common Stock in payment of the True-Up Amount, and the delivery of certificates or other instruments representing the same, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate or instrument in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d) No fractional shares of Common Stock shall be issued when paying the True-Up Amount. In lieu thereof, the shares of Common Stock otherwise issuable shall be rounded up or down to the nearest whole share of Common Stock.

7. Release. Upon receipt of the Securities, the Holder agrees and acknowledges that: (a) all outstanding indebtedness (including, without limitation, for principal, interest and fees) and other liabilities and obligations of the Holder under, or relating to, the Remuneration Agreement shall be deemed to be and shall be paid and satisfied in full and automatically irrevocably discharged, terminated and released; (b) all liens, security interests, pledges, charges, mortgages, claims or other encumbrances granted to or held by Holder (whether held for such party's own benefit and/or the benefit of another party) in any property shall be automatically forever and irrevocably satisfied, released and discharged; and (c) the Remuneration Agreement shall automatically terminate and be of no further force or effect other than those provisions therein that specifically survive termination.

8. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.Indemnification.

(a) The Company hereby agrees to indemnify and hold harmless the Holder and its officers, directors, shareholders, members, managers, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively "Claims") incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement.

(b) The Holder hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, members, managers, employees, agents and attorneys against any and all Claims incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation, warranty, covenant or agreement made by such Holder in this Agreement.

10. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles governing conflicts of law. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner permitted by law.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 11), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11.

(a) if to the Company:

NewLead Holdings Ltd.
83 Akti Miaouli & Flessa Str.
Piraeus Greece 185 38
Attention: Chief Executive Officer
Tel. No.: +30 213 014 8000
Fax No.: +30 213 014 8019

(b) if to the Holder:

Oppenheim & Co. Limited

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

12. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by all of the parties hereto.

13. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

NewLead Holdings Ltd.

By: ______________________
Name: Michail S. Zolotas
Title: Chairman & CEO

Oppenheim & Co. Limited

By: ______________________
Name: D. TSOUVELEKAKIS
Title: DIRECTOR.